UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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VAXART, INC.

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PRELIMINARY COPY – SUBJECT TO COMPLETION

VAXART, INC.

290 Utah Ave., Suite 200,

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 23, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Vaxart, Inc., a Delaware corporation.  The meeting will be held on April 23, 2019 at 9:00 a.m. local time at the offices of Vaxart, Inc. located at 395 Oyster Point Blvd., 1st floor conference room,South San Francisco, California 94080 for the following purposes:

1.     To elect the Board’s six nominees for director to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2.     To approve our 2019 Equity Incentive Plan and authorize 1,600,000 shares of common stock for issuance thereunder.

3.     To approve an amendment to our Restated Certificate of Incorporation to decrease the authorized number of shares of our common stock to 100,000,000 shares.

4.     To ratify the selection by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019.

5.     To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

6.     To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is February 26, 2019.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Wouter W. Latour, M.D.

Secretary

South San Francisco, California

            ,2019

We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about March    , 2019, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2019 Proxy Statement and 2018 Annual Report on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: 1) over the internet at http://www.voteproxy.com, 2) by telephone by calling the toll-free number (800) 690-6903, or 3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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PRELIMINARY COPY – SUBJECT TO COMPLETION

VAXART, INC.

290 Utah Ave., Suite 200,

South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

April 23, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is Vaxart?

On February 13, 2018, privately-held Vaxart, Inc. completed a business combination with publicly-traded Aviragen Therapeutics, Inc., or Aviragen, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated October 27, 2017, or the Merger.  Following the closing of the Merger, Aviragen changed its name to “Vaxart, Inc.”  The fiscal year end of Aviragen was June 30, 2017, while the fiscal year end of the combined company is December 31. Therefore, this proxy statement presents certain information regarding Aviragen, its executive officers and members of its board of directors for a portion of 2018.  Upon the closing of the Merger, the executive officers of Aviragen resigned, and the executive officers of privately-held Vaxart were appointed the executive officers of the combined company.  In addition, certain members of the Aviragen board of directors resigned, and certain members of the board of directors of privately-held Vaxart were appointed to the board of directors of the combined company.  Immediately following the closing of the Merger, we effected a 1-for-11 reverse stock split of our outstanding shares of common stock and the information in this proxy statement reflects this reverse stock split.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors of Vaxart, Inc. is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about March    , 2019 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.voteproxy.com or call (800) 690-6903. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

How do I attend the Annual Meeting?

The meeting will be held on Tuesday, April 23, 2019 at 9:00 a.m. local time at the offices of Vaxart located at 395 Oyster Point Blvd., 1st floor conference room, South San Francisco, California 94080.  Directions to the Annual Meeting may be found on the Investors section of our website at www.vaxart.com.  Information on how to vote in person at the Annual Meeting is discussed below.

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Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on February 26, 2019 will be entitled to vote at the Annual Meeting.  On this record date, there were 7,141,189 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If on February 26, 2019 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on February 26, 2019 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•         Proposal No. 1 – To elect six directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

•         Proposal No. 2 – To approve our 2019 Equity Incentive Plan and authorize 1,600,000 shares of common stock for issuance thereunder.

•         Proposal No. 3 – To approve an amendment to our Restated Certificate of Incorporation to decrease the authorized number of shares of our common stock to 100,000,000 shares.

•         Proposal No. 4 – To ratify the selection by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019.

•         Proposal No. 5 – To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.  For all other proposals you may vote “For” or “Against” or abstain from voting.

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The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy or vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

•         To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•         To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•         To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions.  You will be asked to provide the company number and control number from the Notice.  Your telephone vote must be received by 11:59 p.m., Eastern Time on April 22, 2019 to be counted.

•         To vote through the internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on April 22, 2019 to be counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Vaxart.  Simply follow the voting instructions in the Notice to ensure that your vote is counted.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of February 26, 2019.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares,  the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter.  Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.  Accordingly, your broker or nominee may not vote your shares on Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 5 without your instructions, but may vote your shares on Proposal No. 4 even in the absence of your instruction.

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What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•         “For” the election of the six nominees for director;

•         “For” the approval of our 2019 Equity Incentive Plan and authorize 1,600,000 shares of common stock for issuance thereunder;

•         “For” the approval of the amendment to our Restated Certificate of Incorporation to decrease the authorized number of shares of our common stock to 100,000,000 shares;

•         “For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

•         “For” the advisory approval of executive compensation.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

➢  You may submit another properly completed proxy card with a later date.

➢  You may grant a subsequent proxy by telephone or through the internet.

➢  You may send a timely written notice that you are revoking your proxy to our Secretary at 290 Utah Ave., Suite 200, South San Francisco, California 94080.

➢  You may attend the Annual Meeting and vote in person.  Simply attending the Annual Meeting will not, by itself, revoke your proxy.

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Your most current proxy card or internet proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for the 2020 annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal (including a director nomination) must be timely submitted in writing to our Secretary at Vaxart, Inc. 290 Utah Ave., Suite 200, South San Francisco, California 94080. To be timely, your proposal must be delivered to the Secretary, at the address above, not less than 90 days prior to the date of the annual meeting of stockholders. However, in the event that less than 100 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, then a proposal shall be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made, provided, however, that if our 2020 annual meeting of stockholders is not held within 30 calendar days of the one year anniversary of this Annual Meeting, then you must deliver the proposal a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2020 annual meeting of stockholders. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and (b) with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for Proposal No. 3, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

➢  Proposal No. 1 – For the election of directors, the nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected.

➢  Proposal No. 2 – To approve our 2019 Equity Incentive Plan, the proposal must receive “For” votes from the holders of a majority of shares cast. If you “Abstain” from voting, it will have no effect.  Broker non-votes will have no effect.

➢  Proposal No. 3 – To approve an amendment to our Restated Certificate of Incorporation, the proposal must receive “For” votes from the holders of a majority of shares outstanding and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will also have the effect of an “Against” vote.

➢  Proposal No. 4 – To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019, the proposal must receive “For” votes from the holders of a majority of shares cast. If you “Abstain” from voting, it will have no effect.  Broker non-votes will have no effect.

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➢  Proposal No. 5 – To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement, the proposal must receive “For” votes from the holders of a majority of shares cast. If you “Abstain” from voting, it will have no effect.  Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is generally required to hold a valid meeting of stockholders.  A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at a meeting in person or represented by proxy.  However, we are subject to an order by the Court of Chancery of the State of Delaware which provides that the shares of stock represented at this Annual Meeting either in person or proxy, and entitled to vote, will constitute a quorum for the Annual Meeting even though less than a majority of the outstanding shares.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the meeting, we intend to file a current report on Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

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Proposal No. 1

Election of Directors

What am I voting on? Electing the six director nominees identified below to hold office until the 2020 annual meeting of stockholders and until his or her successor is elected or appointed.

Vote recommendation: FOR the election of each of the six director nominees.

Vote required: Directors are elected if they receive more FOR votes than WITHHOLD votes.

Our board of directors is comprised of six members all of whom were previously elected by our stockholders.  All of our directors have one-year terms and stand for election annually. Our nominees include six independent directors, as defined by the rules and regulations of Nasdaq, and one Vaxart executive officer: Dr. Latour, who serves as our President and Chief Executive Officer. The nominees listed below are currently directors of Vaxart.  If elected at the Annual Meeting, these nominees would serve until the 2020 annual meeting of stockholders and until a successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.  Our policy is to encourage directors and nominees for director to attend the Annual Meeting.

Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors.  A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.  Accordingly, the nominee receiving the highest number of affirmative votes will be elected.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below.  If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Vaxart.  Each person nominated for election has agreed to serve if elected.  We have no reason to believe that any nominee will be unable to serve.

Nominees for Election to Serve Until the 2020 Annual Meeting

Name	Age	Position(s)
Wouter W. Latour, M.D	61	President and Chief Executive Officer, Vaxart, Inc.
Geoffrey F. Cox, Ph.D.	75	Principal, Beacon Street Advisors
Michael J. Finney, Ph.D.	60	Managing Director, Finney Capital
Richard J. Markham	68	Consultant
John P. Richard	61	Co-Founder and Head of Corporate Development, Mereo BioPharma Group plc
Anne M. VanLent	70	President, AMV Advisors

Wouter W. Latour, M.D. has served as our President and Chief Executive Officer and as a member of our board of directors since February 2018. Dr. Latour previously served as the President and Chief Executive Officer of private Vaxart since September 2011 and served as a member of private Vaxart’s board of directors since October 2011. From June 2011 to September 2011, Dr. Latour served as private Vaxart’s Chief Operating Officer. From June 2009 until joining Vaxart, Dr. Latour was an independent consultant to life sciences companies. From January 2005 to May 2009, Dr. Latour was Chief Executive Officer and a member of the board of directors of Trinity Biosystems, Inc., a biopharmaceutical company. Prior to these roles, Dr. Latour held numerous executive positions at various pharmaceutical and biotechnology companies. Dr. Latour received an M.D. from the University of Amsterdam and an M.B.A. from Stanford University.

We believe Dr. Latour is qualified to serve on the board of directors because of his extensive experience within the life sciences industry and because of the perspective and background that he brings as Vaxart’s President and Chief Executive Officer.

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Geoffrey F. Cox, Ph.D. has served as a member of the board of directors since 2000. He was a director (2000-2012) and the Non-Executive Chairman (2007 to 2012) of Nabi Biopharmaceuticals, Inc. prior to its merger with Biota Pharmaceuticals, Inc. (subsequently Aviragen) in 2012 and then with Vaxart in 2018. He served as the interim Chief Executive Officer of QLT Inc., an ophthalmology company based in Vancouver, BC, (from October 23, 2014 to November 30, 2016) and a director (from 2012 to August 2017). Dr. Cox has extensive pharmaceutical and biotechnology experience holding a broad range of senior management and board positions with private and public companies. Dr. Cox remains the Principal of Beacon Street Advisors LLC (since 2013) which provides corporate, operational and organizational strategic advice and interim management support to life sciences companies. Previously, he was a partner with Red Sky Partners LLC, a life sciences consulting firm (from 2011 to 2013). He also served as a director of Gallus Biopharmaceuticals LLC (2011 – 2014), a biologics contract manufacturing and development company, Immunomedics, Inc., a development stage oncology company (January 2017 – March 2017) and currently serves as a director of Lakewood-Amedex LLC (since 2013), a company developing novel antibiotics and RNA silencing technology. He is also cofounder of Actu8 Immunotherapeutics Ltd., a development stage immuno-oncology technology company. Dr. Cox was Chairman, President and Chief Executive Officer of GTC Biotherapeutics Inc. (2001 to 2010), a company focused on the development of recombinant therapeutic proteins, including proteins for the treatment of rare diseases, using transgenic animal production technology. Prior to 2001, Dr. Cox was Executive Vice President, Operations of Genzyme Corporation and later Chairman, President and Chief Executive Officer of Aronex Pharmaceuticals Inc. Dr. Cox is a past Chairman of the Board of the Massachusetts Biotechnology Council. He previously served on the Board of Biotechnology Industries Association and as a member of its Health Governing and Emerging Companies Sections. Dr. Cox received a B.Sc. (Hons) in biochemistry from the University of Birmingham, U.K. and a Ph.D. in biochemistry from the University of East Anglia, U.K.

We believe Dr. Cox is qualified to serve on the board because of his extensive biotechnology industry expertise, including his many years of experience as an executive officer and board member of publicly-traded biotechnology companies.

Michael J. Finney, Ph.D. has served as a member of our board of directors since February 2018 and previously served as a member of private Vaxart’s board of directors since 2007. Since October 2004, Dr. Finney has served as the Managing Director of Finney Capital, an investment firm. Since 1986, Dr. Finney has served as a founder, director and/or investor in various life sciences companies. Currently, he sits on six private company boards. From 2009 to 2011, Dr. Finney served as Vaxart’s Chief Executive Officer. Dr. Finney received an A.B. in biochemical sciences from Harvard University and a Ph.D. in biology (genetics) from the Massachusetts Institute of Technology.

We believe Dr. Finney is qualified to serve on the board of directors because of his extensive experience within the life sciences industry, including as a venture capitalist.

Richard J. Markham has served as a member of our board of directors since February 2018 and previously served as a member of private Vaxart’s board of directors since 2009. From November 2004 to December 2018, Mr. Markham was a partner at Care Capital, LLC, a venture capital firm. From May 2002 to August 2004, he was the Vice Chairman of the Management Board and Chief Operating Officer of Aventis SA, a pharmaceutical company. From December 1999 to May 2002, he was the Chief Executive Officer of Aventis Pharma AG, a pharmaceutical company. Previously he was the Chief Executive Officer of Hoechst Marion Roussel Inc., a pharmaceutical company, and the President and Chief Operating Officer of Marion Merrell Dow, Inc., a pharmaceutical company, and a member of its board of directors. From 1973 to 1993, Mr. Markham was associated with Merck & Co., a pharmaceutical company, culminating in his position as President and Chief Operating Officer. Since 2007, Mr. Markham has served as a member of the board of directors of NephroGenex, Inc. and as its board chairman since October 2013. From 2008 until 2016 he also served on the board of directors of CoLuid Pharmaceuticals, Inc. Mr. Markham also served on the board of directors of Acura Pharmaceuticals, Inc. from 2006 to 2013, Anacor Pharmaceuticals, Inc. from 2005 to 2012. Mr. Markham received a B.S. in pharmacy and pharmaceutical sciences from Purdue University.

We believe that Mr. Markham is qualified to serve on the board of directors because of his extensive experience within the life sciences industry, his knowledge of finance and transactions and his historic knowledge of Vaxart’s company and its vaccine candidates.

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John P. Richard has served as a member of our board of directors since 2013. Mr. Richard is co-founder and Head of Corporate Development for Mereo BioPharma Group plc, a London-based biopharmaceutical company started in 2015. From 2005 until 2015 Mr. Richard was also a partner with Georgia Venture Partners, a seed venture capital firm focused on the biotechnology industry. He currently serves as a non-executive director of Phase4 Partners and serves as a director of Catalyst Biosciences (Nasdaq: CBIO) and QUE Oncology, Inc. Earlier in his career he headed business development for the public companies SEQUUS Pharmaceuticals, VIVUS and Genome Therapeutics, and was co-founder and CEO of Impath. Mr. Richard received his B.S. from Stanford University and an M.B.A. from the Harvard Business School.

We believe Mr. Richard is qualified to serve on the board because of his extensive executive, strategic, financial and business development experience within the biotechnology industry, and having led the business development function at several companies resulting in numerous pharmaceutical alliances.

Anne M. VanLent has served as a member of our board of directors since 2013. Ms. VanLent is President of AMV Advisors, providing corporate strategy and financial consulting services to emerging growth life sciences companies. Ms. VanLent also serves as a director and audit committee chair of Applied Genetics Technologies Corporation (Nasdaq: AGTC) and as a director of Trevi Therapeutics, Inc. Ms. VanLent was the Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a publicly-traded pharmaceutical company that develops and markets prescription dermatology products, from May 2002 through April 2008. From July 1997 to October 2001, she was the Executive Vice President – Portfolio Management for Sarnoff Corporation, a multidisciplinary research and development firm. From 1985 to 1993, she served as Senior Vice President and Chief Financial Officer of The Liposome Company, Inc., a publicly-traded biopharmaceutical company. During the past five years, Ms. VanLent served as a director, audit committee chair and nominating and governance committee chair of Ocera Pharmaceuticals, Inc. from March 2011 to December 2017, a director of Novelion Pharmaceuticals, Inc. (formerly Aegerion Pharmaceuticals, Inc.) from March 2013 to June 2017, and of Onconova Therapeutics, Inc. from July 2013 to May 2016. Ms. VanLent received a B.A. in Physics from Mount Holyoke College.

We believe Ms. VanLent is qualified to serve on the board of directors because of her extensive leadership and finance experience, and her extensive experience serving as a board member, audit committee member and audit committee chair of numerous public companies in the life sciences industry.

The Board of Directors Recommends

a Vote in Favor of the Named Nominees.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Family Relationships

There are no family relationships among the members of the board of directors and executive officers.

Independence of The Board of Directors

As required under the Nasdaq Stock Market, or Nasdaq, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the board of directors has affirmatively determined that all of our directors, other than Dr. Latour due to his position as our President and Chief Executive Officer, are independent within the meaning of the applicable Nasdaq listing standards.  In making this determination, the board of directors found that none of the nominees for director had a material or other disqualifying relationship with Vaxart.

Board Leadership Structure

We believe that all members of our board of directors should have an equal voice in the affairs and the management of Vaxart. Consistent with this philosophy, while our bylaws and corporate governance policies allow for the appointment of a chairperson of the board, until February 2018 we did not have one, and instead had a lead independent director. In 2018, Ms. VanLent was the lead independent director of the Aviragen board of directors until the closing of the Merger in February 2018. Following the closing the Merger, the board of directors appointed Mr. Markham to the position of chairman of the board of directors and eliminated the role of lead independent director. The independent directors will consider the role and designation of the chairman on an annual basis.

Mr. Markham brings considerable skills and experience, as described above, to the role. While our chief executive officer has primary responsibility for preparing the agendas for board meetings and presiding over the portion of the meetings of the board where he is present, our chairman has significant responsibilities, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the chairman has substantial ability to shape the work of the board of directors. We believe that separation of the positions of chairman and chief executive officer reinforces the independence of the board of directors in its oversight of the business and affairs of Vaxart. In addition, we believe that having an independent chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board of directors to monitor whether management’s actions are in the best interests of Vaxart and our stockholders. As a result, we believe that having an independent chairman can enhance the effectiveness of the board of directors as a whole.

As discussed above, except for our chief executive officer, our board is comprised of independent directors. The active involvement of these independent directors, combined with the qualifications and significant responsibilities of our chairman, provide balance on the board and promote strong, independent oversight of our management and affairs.

Role of the Board in Risk Oversight

The board of directors has an active role, as a whole and also at the committee level, in overseeing management of Vaxart’s risks. The board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management, and our independent registered public accounting firm, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks.

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Meetings of The Board of Directors

The Aviragen board of directors met two times during 2018 and the Vaxart board of directors met 15 times during 2018. Upon the closing of the Merger, Armando Anido, Michael R. Dougherty, Michael W. Dunne, M.D., Joseph M. Patti, M.D. and Russell H. Plumb resigned. Each member of the Aviragen board of directors attended 75% or more of the aggregate number of meetings of the board of directors and of the committees on which he or she served, held during the portion of 2018 for which he or she was a director or committee member. Each member of the Vaxart board of directors attended 75% or more of the aggregate number of meetings of the board of directors and of the committees on which he or she served, held during the portion of 2018 for which he or she was a director or committee member.

As required under applicable Nasdaq listing standards, in fiscal 2018, the Vaxart independent directors met two times in regularly scheduled executive sessions at which only independent directors were present. Mr. Markham presided over the executive sessions.

Information Regarding Committees of the Board of Directors

The board of directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The board of directors has adopted a written charter for each committee that is available to stockholders on the Investors section of our website at www.vaxart.com.

The following table provides membership and meeting information for each of the committees of the Aviragen board of directors from January 1, 2018 to the closing of the Merger on February 13, 2018:

Name	Audit	Compensation	Nominating and Corporate Governance
Armando Anido(1)		√*
Geoffrey F. Cox, Ph.D.		√	√*
Michael R. Dougherty(1)	√	√
Michael W. Dunne, M.D.(1)			√
Joseph M. Patti, M.D.(1)
Russell H. Plumb(1)
John P. Richard	√		√
Anne M. VanLent	√*		√

*      Committee Chairperson

(1)     Resigned in February 2018 upon the closing of the Merger.

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Upon the closing of the Merger on February 13, 2018, the committees of the board of directors were re-constituted.  The following table provides membership for the remainder of 2018 for each of the committees of the board of directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Wouter W. Latour, M.D.
Geoffrey F. Cox, Ph.D.(1)			√*
Michael J. Finney, Ph.D.	√
Jan Leschly(2)			√*
Richard J. Markham(3)		√*	√
John P. Richard	√	√
Anne M. VanLent	√*	√

*      Committee Chairperson

(1)           Dr. Cox was appointed chairman of the Nominating and Corporate Governance Committee in December 2018.

(2)           Mr. Leschly resigned from the board of directors in November 2018.

(3)           Mr. Markham was appointed to the Nominating and Corporate Governance Committee in December 2018.

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the board of directors.  Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The board of directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).  The Audit Committee held seven meetings during 2018.

The board of directors has also determined that Ms. VanLent qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The board of directors made a qualitative assessment of Ms. VanLent’s level of knowledge and experience based on a number of factors, including her experience as a chief financial officer for public reporting companies.

The primary purpose of the Audit Committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial and other reporting and internal control practices and to oversee its independent registered accounting firm. Specific responsibilities of the audit committee include:

•         selecting a qualified firm to serve as the independent registered public accounting firm to audit the combined company’s financial statements;

•         helping to ensure the independence and performance of the independent registered public accounting firm;

•         discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the combined company’s interim and year-end operating results;

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•         developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•         reviewing policies on risk assessment and risk management;

•         reviewing related party transactions;

•         obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the combined company’s internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•         approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2018 with Vaxart’s management.  The Audit Committee discussed with Aviragen’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB.  The Audit Committee also received the written disclosures and the letter from Vaxart’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.  Based on the foregoing, the Audit Committee recommended to the Vaxart board of directors that the audited financial statements be included in Vaxart’s Annual Report on Form 10‑K for the year ended December 31, 2018.

Ms. Anne M. VanLent (Chairperson)

Dr. Michael J. Finney

Mr. John P. Richard

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Vaxart under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards).  The Compensation Committee held three meetings during 2018.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

•         reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•         reviewing and recommending to our board of directors the compensation of our directors;

•         reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

•         administering our stock and equity incentive plans;

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•         selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committees compensation advisers;

•         reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•         reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee will meet at least twice annually and with greater frequency if necessary.  The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer.  The Compensation Committee meets regularly in executive session.  However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.  The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation.  The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee.  In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.  Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).  The Nominating and Corporate Governance Committee held one meeting in 2018.  Specific responsibilities of the Nominating and Corporate Governance committee include:

•         identifying, evaluating and selecting, or recommending that the board of directors approve, nominees for election to the board of directors;

•         evaluating the performance of the board of directors and of individual directors;

•         considering and making recommendations to the board of directors regarding the composition of the committees of the board of directors;

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•         reviewing developments in corporate governance practices;

•         evaluating the adequacy of corporate governance practices and reporting;

•         reviewing management succession plans;

•         developing and making recommendations to the board of directors regarding corporate governance guidelines and matters; and

•         overseeing an annual evaluation of the board of directors’ performance.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics.  The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders.  However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of the company and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the board and the company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Vaxart during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors.  The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 290 Utah Ave., Suite 200, South San Francisco, California 94080.  Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of Vaxart’s stock and has been a holder for at least one year.  Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

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Stockholder Communications With the Board of Directors

Historically, we have not provided a formal process related to stockholder communications with the board of directors.  Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Communications addressed to the board of directors will be reviewed by one or more Vaxart executive officers, who will determine whether the communication should be presented to the board of directors.  The purpose of this screening is to allow the board of directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving Vaxart will be promptly and directly forwarded to the Audit Committee.

Code of Ethics

We have adopted a Code of Conduct that applies to all officers, directors and employees.  The Code of Conduct is available on the Investors section of our website at www.vaxart.com.  If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

The board of directors has documented our governance practices by adopting Corporate Governance Guidelines to assure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management.  The guidelines are also intended to align the interests of directors and management with those of our stockholders.  The Corporate Governance Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, chief executive officer performance evaluation and succession planning, and board committees and compensation.  The Corporate Governance Guidelines, as well as the charters for each committee of the board of directors, may be viewed on the Investors section of our website at www.vaxart.com.

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Proposal No. 2

Approval of 2019 Equity Incentive Plan

What am I voting on?  To approve the adoption of our 2019 Equity Incentive Plan and to authorize 1,600,000 shares of common stock for issuance thereunder.

Vote recommendation: “FOR” the approval of our 2019 Equity Incentive Plan.

Vote required: A majority of the shares cast.

Effect of abstentions: None.

Effect of broker non-votes: None.

Summary of the Proposal

At the Annual Meeting, we will request that our stockholders approve the Vaxart, Inc. 2019 Equity Incentive Plan, the 2019 Plan attached hereto as Exhibit A. The 2019 Plan was approved by our Board on February 26, 2019, subject to approval by our stockholders.  If approved, the 2019 Plan will replace the Aviragen Therapeutics, Inc. 2016 Equity Incentive Plan or the 2016 Plan.  All outstanding awards granted under the 2016 Plan, the Biota Pharmaceuticals, Inc. 2007 Omnibus Equity and Incentive Plan, or the 2007 Omnibus Plan, and the Vaxart, Inc. Amended and Restated 2007 Equity Incentive Plan, or the Vaxart 2007 Plan, and together with the 2016 Plan and 2007 Omnibus Plan, the Prior Plans, will continue to be subject to the terms and conditions as set forth in the agreements evidencing such awards and the terms of the applicable Prior Plans however, no additional awards will be issued under the Prior Plans as of the effective date of the 2019 Plan.

Approval of the 2019 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee. The 2019 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Requested Shares

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2019 Plan will not exceed 1,600,000 shares.

Key Plan Features

The 2019 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•         No single trigger accelerated vesting upon change in control. The 2019 Plan does not provide for automatic vesting of awards upon a change in control.

•      Awards subject to forfeiture/clawback. Awards granted under the 2019 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•      No liberal change in control definition. The change in control definition in the 2019 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2019 Plan to be triggered.

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•      No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2019 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•      Administration by our Board or independent committee. The 2019 Plan will be administered by our Board, which may in turn delegate authority to administer the 2019 Plan to a committee with the members of such committee being “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.

•      Material amendments require stockholder approval. Consistent with Nasdaq rules, the 2019 Plan requires stockholder approval of any material revisions to the 2019 Plan. In addition, certain other amendments to the 2019 Plan require stockholder approval.

•      Limit on non-employee director awards and other awards.  The maximum number of shares subject to stock awards granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, may not exceed $600,000 in total value, or $750,000 in total value with respect to the calendar year in which the individual is first appointed or elected to our Board (calculating the value of any such stock awards based on the grant date fair value of the stock awards for financial reporting purposes).

Stockholder Approval

If this Proposal No. 2 is approved, the 2019 Plan will become effective as of the date of the Annual Meeting and no additional awards will be granted under the 2016 Plan. All outstanding awards granted under the Prior Plans will continue to be subject to the terms and conditions as set forth in the agreements evidencing such awards and the terms of the applicable Prior Plan, however, no additional awards will be issued under the Prior Plans as of the effective date of the 2019 Plan. In the event that our stockholders do not approve this Proposal No. 2, the 2019 Plan will not become effective and the 2016 Plan will continue to be effective in accordance with its terms.

Equity Compensation Plans at December 31, 2018

The following table provides certain information with respect to all equity compensation plans in effect as of December 31, 2018.

				Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

	Number of Securities to Be Issued Upon Exercise of Outstanding Options (a)

			Weighted-Average Exercise Price of Outstanding Options (b)

Plan Category

Equity compensation plans approved by security holders	615,961	(1)	$7.57	223,377(2)
Equity compensation plans not approved by security holders	249,202	(3)	$9.50	—
Total	865,163		$8.13	223,377

(1)       Reflects shares of common stock issuable upon the exercise of outstanding stock options granted under 2007 Omnibus Plan and 2016 Plan formerly approved by Aviragen’s stockholders.

(2)       Reflects shares of common stock that are available for future issuance under the 2016 Plan.

(3)       Reflects shares of common stock issuable upon the exercise of outstanding stock options granted under the Vaxart 2007 Plan, which we assumed upon the closing of the Merger in February 2018. This plan expired in July 2017 and no further awards may be made under this plan.

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Overhang

The following table provides certain additional information regarding our equity incentive plans.

As of February 26, 2019 (the Record Date)
Total number of shares of common stock subject to outstanding stock options	860,149
Weighted-average exercise price of outstanding stock options	$8.06
Weighted-average remaining term of outstanding stock options	5.98 years
Total number of shares of common stock subject to outstanding full value awards	—
Total number of shares of common stock available for grant under the 2016 Plan	228,391
Total number of shares of common stock available for grant under other equity incentive plans	—

As of Record Date
Total number of shares of common stock outstanding	7,141,189
Per-share closing price of common stock as reported on Nasdaq Capital Market	$1.68

Burn Rate

The following table provides detailed information regarding the activity related to our 2016 Plan for 2018.

2018
Total number of shares of common stock subject to stock options granted	431,100
Total number of shares of common stock subject to full value awards granted	—
Total number of shares of common stock outstanding as of December 31, 2018	7,141,189
Burn Rate (1)	6.0%

(1)     Burn Rate is (number of shares subject to equity awards granted during the year) / (common shares outstanding as of December 31, 2018).

Description of the 2019 Equity Incentive Plan

The material features of the 2019 Plan are described below. The following description of the 2019 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2019 Plan. Stockholders are urged to read the actual text of the 2019 Plan in its entirety, which is attached to this proxy statement as Exhibit A.

Purpose

The 2019 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for our success and our affiliates’ success, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

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Prior Plan

If the 2019 Plan is approved, no additional awards will be granted under the Prior Plans.

Types of Awards

The terms of the 2019 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the Share Reserve will not exceed 1,600,000 shares.

The following shares of our common stock will become available again for issuance under the 2019 Plan: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award that are not issued because such stock award is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares; and (iv) any shares reacquired by us in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award.

Eligibility

All of our approximately 35 employees and 5 non-employee directors as of February 26, 2019 (which includes employees and non-employee directors of our affiliates) are eligible to participate in the 2019 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2019 Plan only to our employees (including officers) and employees of our affiliates.

Non-Employee Director Compensation Limit

Under the 2019 Plan, the maximum number of shares of our common stock subject to stock awards granted during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, will not exceed $600,000 in total value, or $750,000 with respect to the calendar year in which the individual is first appointed or elected to the Board (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).

Administration

The 2019 Plan will be administered by our Board, which may in turn delegate authority to administer the 2019 Plan to a committee. Our Board has delegated concurrent authority to administer the 2019 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee.  Our Board and our Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal No. 2.

Subject to the terms of the 2019 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2019 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the 2019 Plan.

The Plan Administrator may also delegate to one or more of our officers with the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

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Stock Options

Stock options may be granted under the 2019 Plan pursuant to stock option agreements. The 2019 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the 2019 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2019 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal No. 2 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2019 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2019 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the 2019 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2019 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

Our board of directors may provide for limitations on the transferability of awards, in its sole discretion. Option awards are generally not transferable other than by will, the laws of descent and distribution or as otherwise provided under our 2019 Plan.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

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•      the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•      the term of the ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2019 Plan is a number of shares of common stock equal to three (3) multiplied by the Share Reserve.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2019 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2019 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the 2019 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2019 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

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Performance Awards

The 2019 Plan allows us to grant performance stock and cash awards.

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. At the time of grant of a Performance Cash Award, the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Board, except that the Plan Administrator also may make any such determinations. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

Performance goals could be based on any one or more of the following performance criteria (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) subscriber satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) the number of subscribers, including but not limited to unique subscribers; (34) employee retention; and (35) other measures of performance selected by the Plan Administrator.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by the Plan Administrator.

In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2019 Plan. Subject to the terms of the 2019 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

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Clawback Policy

Awards granted under the 2019 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2019 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction

In the event of a corporate transaction (as defined in the 2019 Plan and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction:

•      arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•      arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•      accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;

•      arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•      cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the Board of Directors may consider appropriate; and

•      make a payment, in such form as may be determined by the Board of Directors, equal to the excess, if any, of the value of the property the participant would have received upon exercise of the awards prior to the transaction over any exercise price payable by the participant in connection with the exercise. The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner.

The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the 2019 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

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Change in Control

In the event of a change in control, awards granted under the 2019 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement. Under the 2019 Plan, a change in control is defined to include (1) the acquisition of any person of more than 50% of the combined voting power of our then outstanding stock; (2) a merger, consolidation or similar transaction in which our stockholders immediately prior to the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity); (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets to an entity that did not previously hold more than 50% of the voting power over our capital stock and (4) individuals who constitute our incumbent board of directors ceasing to constitute at least a majority of our Board.

Plan Amendments and Termination

Our Board has the authority to amend, suspend, or terminate our 2019 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No incentive stock options may be granted after the tenth anniversary of the date our Board adopted our 2019 Plan. No stock awards may be granted under our 2019 Plan while it is suspended or after it is terminated.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2019 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2019 Plan. The 2019 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2019 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

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If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

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Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the Plan Administrator. The Plan Administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess, if any, of the per share fair market value of common stock on the date of exercise over the purchase price or strike price and (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. This amount may be paid in shares of common stock, in cash, in any combination of cash and shares of common stock or in any other form of consideration, as determined by the Plan Administrator and set forth in the award agreement. A stock appreciation right granted under the 2019 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Plan Administrator.

The Plan Administrator determines the term of stock appreciation rights granted under the 2019 Plan, which may be up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The term of the stock appreciation right may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws or by our insider trading policy. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant (or, if applicable, a beneficiary) may generally exercise any vested stock appreciation right for a period of 12 months (in the case of disability) or 18 months (in the case of death). Stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

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New Plan Benefits

2019 Equity Incentive Plan
Name and Position	Dollar value	Number of shares
Wouter W. Latour	(1)	(1)
Sean N. Tucker	(1)	(1)
All current executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	(2)	(2)
All employees, including all current officers who are not executive officers, as a group	(1)	(1)

(1)   Awards granted under the 2019 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2019 Plan, and our Board and Compensation Committee have not granted any awards under the 2019 Plan subject to stockholder approval of this Proposal No. 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2019 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for 2018 if the 2019 Plan had been in effect, are not determinable, and we have not approved any awards that are conditioned on stockholder approval of this Proposal No. 2.

(2)   Awards granted under the 2019 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2019 Plan. All option grants to our non-employee directors will have an exercise price per share equal to the fair market value of our common stock on the date of grant.  After the date of the annual meeting, any such awards will be granted under the 2019 Plan if this Proposal No. 2 is approved by our stockholders. For additional information regarding our compensation policy for non-employee directors, see the “Director Compensation” section below.

Required Vote and Board of Directors Recommendation

Approval of this Proposal No. 2 requires that the proposal receive “For” votes from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes with respect to this Proposal No. 2. Abstentions and broker non-votes will count towards a quorum, but will have no effect on the outcome of this Proposal No. 2.

Recommendation of the Board

The Board recommends that our stockholders adopt the following resolution:

“RESOLVED, that the 2019 Equity Incentive Plan is hereby APPROVED.”

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Proposal No. 3

Approval of Decrease in Number of Authorized Shares of Common Stock

What am I voting on?  To approve an amendment to our Restated Certificate of Incorporation to decrease our authorized number of shares of common stock from 200,000,000 shares to 100,000,000 shares.

Vote recommendation: “FOR” the approval of the amendment to our Restated Certificate of Incorporation.

Vote required: A majority of the shares of common stock outstanding and entitled to vote.

Effect of abstentions: Same as a vote “AGAINST”.

Effect of broker non-votes: Same as a vote “AGAINST”.

As a result of the reverse stock split we effected in February 2018 in connection with the closing of the Merger with Aviragen, we currently have authorized shares of common stock significantly in excess of our forecasted needs. Therefore, the Board of Directors is requesting stockholder approval of an amendment to our Restated Certificate of Incorporation to decrease our authorized number of shares of common stock from 200,000,000 shares to 100,000,000 shares.

The adoption of the proposed amendment to decrease our authorized shares of common stock would not affect the rights of the holders of currently outstanding common stock.  If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment is attached hereto as Exhibit B.

In addition to the 7,141,189 shares of common stock outstanding on December 31, 2018, the Board has reserved as December 31, 2018:

•        865,163 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $8.13 per share;

•        10,914 shares issuable upon the exercise of an outstanding warrant with an exercise price of $22.99 per share; and

•        223,377 shares reserved for future issuance under our 2016 Plan.

At the Annual Meeting our stockholders are also being asked to approve our 2019 Plan and the initial reservation of an aggregate of 1,600,000 shares thereunder.  Please see Proposal No. 2 for further information.

In December 2018, we entered into a sales agreement with B. Riley FBR, Inc. pursuant to which we may issue from time to time, shares of our common stock.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell pursuant to this agreement shares of common stock with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

In addition, in February 2019, we filed a registration statement on Form S-1 for a proposed public offering of common stock and/or pre-funded warrants.  The number of shares of common stock and/or pre-funded warrants to be sold in the offering is indeterminate as of the filing date of this proxy statement.

Except as discussed above, our Board of Directors has no other plans to issue any additional shares of common stock at this time; however, it desires to have shares available to provide flexibility to use as capital stock for business and financial purposes in the future, and believes that 100,000,000 shares is adequate for the foreseeable future.

Our audited consolidated financial statements, management’s discussion and analysis of financial condition and results of operations, and certain supplementary financial information are incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2018

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.

The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve this amendment to our Restated Certificate of Incorporation.

The Board of Directors Recommends

a Vote in Favor Of Proposal No. 3.

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Proposal No. 4

Ratification of Selection of Independent Registered Public Accounting Firm

What am I voting on? Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Vote recommendation: “FOR” the ratification of KPMG LLP.

Vote required: A majority of the shares cast.

Effect of abstentions: None.

Effect of broker non-votes: None (because this is a routine proposal, there are no broker non-votes).

The Audit Committee of the board of directors has selected KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Our lead audit partner at KPMG LLP serves no more than five consecutive years in that role. Representatives of KPMG LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm.  However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.

Current Principal Accountant Fees and Services

KPMG LLP

In February 2018, upon the closing of the Merger, the combined company dismissed Ernst & Young LLP as our independent registered accounting firm and appointed KPMG LLP as our new independent registered accounting firm. KPMG LLP has audited the financial statements of privately-held Vaxart since February 2014. Private Vaxart was determined to be the accounting acquirer based upon the terms of the merger agreement resulting in a change to the combined company’s fiscal year to December 31, effective as of the closing of the Merger.

The following table represents aggregate fees billed to private Vaxart for the year ended December 31, 2017, and to the combined company for the year ended December 31, 2018, by KPMG LLP.

	Year Ended December 31,
	2017	2018

Audit Fees(1)	$290,760	$559,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	1,780
Total Fees	$290,760	$560,780

(1)                 Audit Fees consisted of fees for professional services rendered for the audits of our financial statements which were billed during the respective year, including the audits of our annual financial statements and reviews of our interim quarterly reports, and services provided in connection with SEC filings, including consents and comfort letters.

(2)                 All Other Fees consisted of access to KPMG’s Accounting Research Online website.

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As Vaxart was private during 2017, none of the KPMG LLP fees were pre-approved. Following the Merger, all the KPMG LLP fees incurred were pre-approved by our Audit Committee.

During the years ended December 31, 2017 and 2018, neither Vaxart, Aviragen, nor anyone on their behalf consulted with KPMG LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on Vaxart’s financial statements, and neither a written report nor oral advice was provided to Vaxart that KPMG LLP concluded was an important factor considered by Vaxart in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Former Principal Accountant Fees and Services

PricewaterhouseCoopers LLP, an independent registered public accounting firm, audited Aviragen Therapeutics, Inc.’s financial statements for the fiscal years ended June 30, 2014 and 2015. PricewaterhouseCoopers LLP was dismissed and Ernst & Young LLP was engaged by Aviragen in March 2016. In February 2018, upon the closing of the Merger, the combined company dismissed Ernst & Young LLP as its independent registered public accounting firm and appointed KPMG LLP as the new independent registered public accounting firm.

Ernst & Young LLP

The following table represents aggregate fees billed to Aviragen for the fiscal year ended June 30, 2017 and for the period July 1, 2017 to the closing of the Merger on February 13, 2018 by Ernst & Young LLP.

	Fiscal Year Ended June 30 2017	For the Period July 1, 2017 to February 13, 2018

Audit Fees(1)	$411,351	$134,046
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$411,351	$134,046

(1)                 Audit Fees consisted of fees for professional services rendered for the audits of Aviragen financial statements which were billed during the respective fiscal year, including the audits of Aviragen’s annual financial statements and reviews of Aviragen’s interim quarterly reports, and services provided in connection with SEC filings, including consents and comfort letters.

All the fees incurred were pre-approved by the Aviragen Audit Committee.

The reports of Ernst & Young LLP on Aviragen’s consolidated financial statements for the fiscal years ended June 30, 2017 and 2016 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended June 30, 2017 and 2016, and the subsequent interim period through February 13, 2018 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

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During the two most recent fiscal years and through March 23, 2016, the date of the engagement of Ernst & Young LLP, neither Aviragen nor any person on its behalf consulted with Ernst & Young LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Aviragen’s consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act.

PricewaterhouseCoopers LLP

The following table represents aggregate fees billed to Aviragen for the fiscal year ended June 30, 2017 by PricewaterhouseCoopers LLP. No fees were billed to Aviragen for the period of July 1, 2017 to February 13, 2018.

Fiscal Year Ended June 30, 2017

Audit Fees	$—
Audit-Related Fees(1)	19,000
Tax Fees	—
All Other Fees	—
Total Fees	$19,000

(1)                 Audit-Related Fees consisted of fees for professional services which were billed during the year, including services provided in connection with SEC filings, including consents.

All the fees incurred were pre-approved by the Aviragen Audit Committee and no fees were incurred subsequent to June 30, 2017.

The reports of PricewaterhouseCoopers LLP on Aviragen Therapeutics, Inc.’s consolidated financial statements as of and for the fiscal years ended June 30, 2014 and 2015 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During Aviragen Therapeutics, Inc.’s fiscal years ended June 30, 2014 and 2015 and in the subsequent interim period through March 23, 2016, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference to the subject matter of the disagreements in connection with their audit reports on the consolidated financial statements for such years, nor were there any “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, KPMG LLP.  The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts.  Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.  The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

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The Audit Committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

The Board of Directors Recommends

a Vote in Favor of Proposal No. 4.

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Security Ownership Of
Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of our common stock as of December 31, 2018 by:

•      each nominee for director;

•      each current executive officer

•      all current executive officers and nominees for director as a group; and

•      all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 7,141,189 shares outstanding on December 31, 2018, adjusted as required by rules promulgated by the SEC.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Vaxart, Inc., 290 Utah Ave., Suite 200, South San Francisco, California 94080.

	Beneficial Ownership
Name of Beneficial Owner	Shares	%
Greater than 5% Stockholders:
Entities affiliated with Care Capital (1)	2,799,424	39.2
Executive Officers and Directors:
Geoffrey F. Cox, Ph.D. (2)	8,567	*
Michael J. Finney, Ph.D.	270,754	3.8
John M. Harland (3)	23,636	*
Wouter W. Latour, M.D. (4)	78,051	1.1
Richard J. Markham (5)	—	—
John P. Richard (6)	9,543	*
Sean N. Tucker, Ph.D. (7)	130,710	1.8
Anne M. VanLent (8)	12,724	*
All executive officers and directors as a group (8 persons)	533,985	7.3

* Represents beneficial ownership of less than one percent.

(1)       Includes (a) 2,753,441 shares held by Care Capital Investments III, LP (“Investments III”) and (b) 45,983 shares held by Care Capital Offshore Investments III, LP (“Offshore III”). Care Capital III LLC is the general partner of Investments III LP and Offshore III (collectively, “Care Capital”) and as a result, Care Capital III LLC has the ultimate power to vote or direct the vote and to dispose or direct the disposition of such shares. The address for each of these entities is P.O. Box 276, Avon by the Sea, New Jersey 07717.

(2)       Includes (a) 388 shares held by Dr. Cox’s spouse, and (b) 8,179 shares issuable pursuant to stock options exercisable within 60 days of December 31, 2018.

(3)       Includes (a) 761 shares held directly by Mr. Harland, and (b) 22,875 shares issuable pursuant to stock options exercisable within 60 days of December 31, 2018.

(4)       Consists of 78,051 shares issuable pursuant to stock options exercisable within 60 days of December 31, 2018.

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(5)       Mr. Markham ceased to serve as a managing member of Care Capital effective December 31, 2018, and does not beneficially own any shares.

(6)       Consists of 9,543 shares issuable pursuant to stock options exercisable within 60 days of December 31, 2018.

(7)       Includes (a) 47,653 shares held directly by Dr. Tucker, (b) 25,388 shares held by Frances Chang and Sean Tucker, (c) 9,060 shares held by Dr. Tucker’s spouse, and (d) 48,609 shares issuable pursuant to stock options exercisable within 60 days of December 31, 2018.

(8)       Includes (a) 3,181 shares held directly by Ms. VanLent, and (b) 9,543 shares issuable pursuant to stock options exercisable within 60 days of December 31, 2018

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Vaxart.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except as follows:

•         Two late Form 4’s were filed by Dr. Finney covering (i) a pro rata distribution by Life Science Angel Investors II, LLC and LSA Investors Side Fund 2006, LLC of an aggregate of 34,958 shares of our common stock to Dr. Finney in September 2018, and (ii) the purchase of 5,000 shares of our common stock in June 2018.  In addition, Dr. Finney filed an amended Form 4 to reflect an additional 1,818 shares of our common stock that were not previously included in his Form 4 filed in connection with the closing of the Merger; and

•         A late Form 4 was filed by Mr. Harland covering a pro rata distribution by Life Science Angel Investors II, LLC and LSA Investors Side Fund 2006, LLC of an aggregate of 761 shares of our common stock to Mr. Harland in September 2018.

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Proposal No. 5

To Approve, on an Advisory Basis, the Compensation
of Our Named Executive Officers, as Disclosed in this Proxy statement

What am I voting on?  A non-binding vote, known as “say-on-pay,” to approve the 2018 compensation of our named executive officers.

Vote recommendation: “FOR” the approval of our 2018 named executive officer compensation.

Vote required: A majority of shares cast.

Effect of abstentions: None.

Effect of broker non-votes: None.

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on an advisory basis, commonly referred to as “say-on-pay”, to approve the compensation paid to our named executive officers as disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. In response to our stockholders’ preference, the board of directors has adopted a policy of providing for annual “say-on-pay” votes. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

This advisory proposal is not binding on the board of directors or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the board of directors and, accordingly, the board of directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding named executive officer compensation arrangements.

Recommendation of the Board

The Board recommends that our stockholders adopt the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

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Executive Compensation

The following tables and accompanying narrative disclosure set forth information about the compensation paid or earned by our executive officers during the year ended December 31, 2018. These executive officers were:

•         Wouter W. Latour, M.D., our President and Chief Executive Officer.

•         Sean N. Tucker, Ph.D., our Chief Scientific Officer.

•         John M. Harland, our former Chief Financial Officer.

•         Joseph M. Patti, M.S.P.H, Ph.D., former President and Chief Executive Officer of Aviragen.

•         Mark P. Colonnese, former Executive President and Chief Financial Officer of Aviragen.

We refer to these individuals as the “named executive officers.”

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the year ended December 31, 2018.  Upon the closing of the Merger, each of the Aviragen named executive officers resigned.

Name and Principal Position(1)	Year	Salary	Bonus(2)	Option Awards(3)	All Other Compensation		Total
Wouter W. Latour, M.D.	2018	$450,000	$—	$392,162	$8,250	(4)	$850,412
President and Chief Executive Officer
Sean N. Tucker, Ph.D.	2018	319,000	—	50,398	8,610	(5)	378,008
Chief Scientific Officer
John M. Harland (6)	2018	310,000	35,000	64,798	8,250	(4)	418,048
Former Chief Financial Officer
Joseph M. Patti, M.S.P.H, Ph.D.	2018	64,375	—	—	1,093,873	(7)	1,158,248
Former President and Chief Executive Officer	2017	515,000	—	426,630	13,973	(8)	955,603
Mark P. Colonnese	2018	43,725	—	—	595,656	(9)	639,381
Former Executive Vice President and Chief Financial Officer	2017	349,800	—	262,541	13,656	(10)	625,997

(1)       Each of Dr. Latour, Dr. Tucker, and Mr. Harland commenced service with Vaxart in February 2018 upon the closing of the Merger. Amounts disclosed for such officers include amounts paid for service with private Vaxart in 2018.

(2)       The Compensation Committee of our Board of Directors did not approve any bonuses for 2018 for our named executive officers, except for Mr. Harland, who was awarded a discretionary bonus in June 2018.

(3)       Represents the grant date valuation of the awards computed in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. See Note 12 to the Consolidated Financial Statements for a discussion of the relevant assumptions used in calculating value pursuant to FASB ASC Topic 718. In addition, please see Note 10 to the Consolidated Financial Statements included in Aviragen’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the SEC on September 1, 2017, for a discussion of the relevant assumptions used in calculating value pursuant to FASB ASC Topic 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

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(4)       Amount shown consists solely of a 401(k) match.

(5)       Consists of a 401(k) match of $8,250 and travel reimbursements of $360.

(6)       Mr. Harland resigned as our Chief Financial Officer effective December 31, 2018.

(7)       Consists of accrued vacation of $5,118, cash severance benefits of $1,086,922, healthcare benefits of $1,375 and supplemental disability payments of $458.

(8)       Consists of healthcare benefits of $5,500, supplemental life premiums of $5,724 and supplemental disability payments of $2,749.

(9)       Consists of accrued vacation of 28,589, cash severance benefits of $565,116, healthcare benefits of $1,375 and supplemental disability payments of $576.

(10)     Consists of healthcare benefits of $5,500, supplemental life premiums of $4,700 and supplemental disability payments of $3,456.

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Outstanding Equity Awards at December 31, 2018

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2018.

	Option Awards
Name	Grant Date of Option Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date
Wouter W. Latour, M.D	6/29/2011 (1)	6,535	—	$8.03	6/28/2021
	11/3/2011 (1)	9,441	—	8.03	11/2/2021
	8/8/2013 (1)	13,255	—	6.49	8/7/2023
	5/8/2014 (1)	14,908	—	8.03	5/7/2024
	7/23/2015 (2)	10,576	2,265	17.49	7/22/2025
	7/23/2015 (2)	5,279	—	17.49	7/22/2025
	3/25/2016 (3)	717	3,354	12.98	3/24/2026
	3/25/2016 (3)	6,660	—	12.98	3/24/2026
	6/24/2017 (4)	—	14,782	4.07	6/23/2027
	6/24/2017 (4)	8,869	—	4.07	6/23/2027
	5/25/2018 (5)	—	35,284	5.17	5/24/2028
	5/25/2018 (5)	—	75,416	5.17	5/24/2028
John M. Harland	5/8/2014 (1)	9,563	—	8.03	5/7/2024
	7/23/2015 (2)	7,223	1,032	17.49	7/22/2025
	3/25/2016 (3)	2,810	1,277	12.98	3/24/2026
	6/24/2017 (4)	2,642	4,405	4.07	6/23/2027
	5/25/2018 (5)	—	18,000	5.17	5/24/2028
Sean N. Tucker, Ph.D	8/27/2010 (1)	4,026	—	6.49	8/26/2020
	3/30/2011 (1)	1,006	—	6.49	3/29/2021
	4/13/2012 (1)	3,020	—	8.03	4/12/2022
	8/8/2013 (1)	10,523	—	6.49	8/7/2023
	5/8/2014 (1)	11,604	—	8.03	5/7/2024
	7/23/2015 (2)	8,396	1,259	17.49	7/22/2025
	7/23/2015 (2)	412	—	17.49	7/22/2025
	3/25/2016 (3)	3,694	2,416	12.98	3/24/2026
	3/25/2016 (3)	1,621	—	12.98	3/24/2026
	6/24/2017 (4)	3,397	5,663	4.07	6/23/2027
	5/25/2018 (5)	—	14,000	5.17	5/24/2028
Joseph M. Patti, M.S.P.H., Ph.D	4/3/2017 (6)	59,090	—	7.22	8/13/2019
Mark P. Colonnese	4/3/2017 (7)	36,363	—	7.22	8/13/2019

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(1)           The shares subject to this option are fully vested.

(2)           The unvested shares vest in equal monthly installments through July 23, 2019, subject to the executive officer’s continued service with us through each relevant vesting date.

(3)           The unvested shares vest in equal monthly installments through March 25, 2020, subject to the executive officer’s continued service with us through each relevant vesting date.

(4)           The unvested shares vest in equal monthly installments through June 24, 2021, subject to the executive officer’s continued service with us through each relevant vesting date.

(5)           The unvested shares vest in equal monthly installments through May 25, 2022, subject to the executive officer’s continued service with us through each relevant vesting date.

(6)           The vesting of all shares under this stock option was accelerated in full upon Dr. Patti’s resignation following the Merger.

(7)           The vesting of all shares under this stock option was accelerated in full upon Mr. Colonnese’s resignation following the Merger.

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Employment and Change in Control Arrangements

Vaxart

Wouter W. Latour, M.D.

In May 2011, private Vaxart extended an offer letter to Wouter W. Latour, M.D., Vaxart’s President and Chief Executive Officer. The offer letter was subsequently amended in October 2011. The offer letter has no specific term and constitutes an at-will employment arrangement. Dr. Latour’s current annual base salary is $450,000 and his annual target bonus is 50% of his base salary. The offer letter provided Dr. Latour with a $25,000 signing bonus.

Sean N. Tucker, Ph.D.

In May 2006, private Vaxart extended an offer letter to Sean N. Tucker, Ph.D., Vaxart’s Chief Scientific Officer. The offer letter has no specific term and constitutes an at-will employment arrangement. Dr. Tucker’s current annual base salary is $319,000 and his annual target bonus is 30% of his base salary.

John M. Harland

In March 2014, private Vaxart extended an offer letter to John M. Harland, Vaxart’s Chief Financial Officer. The offer letter has no specific term and constitutes an at-will employment arrangement.  In December 2018, Mr. Harland resigned as our Chief Financial Officer effective as of December 31, 2018.  Following Mr. Harland’s resignation, Mr. Harland assumed the position of Vice President, Financial Planning and Administration.  Mr. Harland’s current annual base salary is $260,000 and his annual target bonus is 30% of his base salary.

Vaxart Severance Benefit Plan

In May 2018, we adopted a Severance Benefit Plan pursuant to which selected current and future employees, including the named executive officers, will be eligible for severance benefits under certain circumstances. The Severance Benefit Plan supersedes any acceleration upon change of control benefits that a participant would have been entitled to under any pre-existing agreement between the individual and Vaxart.

The actual amounts that would be paid or distributed to an eligible named executive officer as a result of a termination of employment occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the named executive officer’s base salary and the market price of our common stock. Although we have entered into a participation notice to provide severance payments and benefits in connection with a termination of employment under particular circumstances, Vaxart, or an acquirer, may mutually agree with the named executive officer s to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, each named executive officer would also be able to exercise any previously-vested stock options that he held, in accordance with the terms of those grants and the respective plans pursuant to which they were granted.

To receive any of the severance benefits under these agreements, the named executive officer is required to execute a release of claims against us within 60 days of the qualifying termination and comply with confidentiality provisions.

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Severance Absent a Change in Control

Under the Severance Plan, a participating individual shall be entitled to receive, in the event of a termination other than in connection with a change in control, (a) cash severance in accordance with our standard payroll practices and subject to standard payroll deductions and withholdings, equal to his annual base salary multiplied by a fraction, the numerator of which is the number of months set forth in his Participation Notice, and the denominator of which is 12) and (b) continuation of his current health insurance coverage, or payment of the premiums for such coverage, for up to the number of months specified in his participation notice. Each named executive officer is eligible to receive the following payments and benefits:

•         in the case of Dr. Latour, 100% of annual base salary;

•         in the case of Dr. Tucker, 50% of annual base salary;

•         in the case of Mr. Harland, 25% of annual base salary; and

•         the portion of health insurance premiums paid by Vaxart, prior to the termination, under our group health insurance plans as provided under COBRA, until the earlier of (i) six months (12 months in the case of Dr. Latour, three months in the case of Mr. Harland) after termination, (ii) the expiration of the named executive officer’s eligibility for the continuation coverage under COBRA, or (iii) such time as the named executive officer is eligible for health insurance coverage with a subsequent employer.

Severance in Connection with a Change in Control

In the case of a termination (following a change in control), if a participating individual is terminated without cause or resigns for good reason (as such terms are defined in the Severance Benefit Plan, either during the three months before or in the 12 months after a change in control, then he will be entitled to receive

•         a lump sum cash severance payment on the first payroll date that occurs more than five (5) days following the effective date of the release signed by the named executive officer, subject to standard payroll deductions and withholdings, equal to a percentage of his annual base salary multiplied by a fraction, the numerator of which is the number of months set forth in his participation notice, and the denominator of which is 12;

•         in the case of Dr. Tucker and Mr. Harland, a pro rata amount of their target bonus for the calendar year in which the termination occurs calculated at 100% of target levels as specified in our annual bonus plan or program in effect immediately prior to the effective date of the change in control and a fraction, the numerator of which is the number of months of the participant’s employment during the calendar year in which the change of control occurs, and the denominator of which is 12;

•         continuation of his current health insurance coverage, or payment of the premiums for such coverage, for up to the number of months specified in his participation notice under the Severance Benefit Plan; and

•         accelerated vesting of then outstanding compensatory equity awards as to all unvested shares.

Each named executive officer is eligible to receive the following payments and benefits:

•         in the case of Dr. Latour, 150% of annual base salary;

•         in the case of Dr. Tucker, 100% of annual base salary;

•         in the case of Mr. Harland, 50% of annual base salary;

•         in the case of Dr. Tucker and Mr. Harland, prorated target bonus for the calendar year in which the termination occurs;

•         full acceleration of vesting of any stock options to purchase common stock granted to the named executive officer; and

•         health insurance premiums under our group health insurance plans as provided under COBRA, to the extent such COBRA premiums exceed the costs previously paid by the named executive officer for group health insurance coverage while employed by us, until the earlier of (i) 12 months (18 months in the case of Dr. Latour, six months in the case of Mr. Harland) after a change in control, (ii) the expiration of the named executive officer’s eligibility for the continuation coverage under COBRA, or (iii) such time as the named executive officer is eligible for health insurance coverage with a subsequent employer.

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Aviragen

Joseph M. Patti, Ph.D.

Joseph M. Patti, Ph.D., ceased to be President and Chief Executive Officer of Aviragen and an employee of Aviragen upon the closing of the Merger. Under the terms of Dr. Patti’s employment agreement, in the event Dr. Patti’s employment was terminated by Dr. Patti for good reason (as defined in Dr. Patti’s employment agreement) or by Aviragen for any reason other than cause, death or disability, in either case, within three months prior to or one year after the consummation of a change in control, Aviragen would pay Dr. Patti, subject to Dr. Patti’s execution, delivery and nonrevocation of a release, a lump sum equal to the sum of (i) any cash incentive compensation earned and unpaid through such termination; plus (ii) Dr. Patti’s salary for 24 months; plus (iii) the product of two times (2x) the cash incentive compensation paid to Dr. Patti in respect of the most recent fiscal year prior to the year in which such termination occurs; plus (iv) an amount equal to the present value of the premium payments that would be made by Aviragen if Dr. Patti were to continue to be covered under Aviragen’s group health, life and disability insurance for 24 months, which amount will be determined by Aviragen in its sole discretion. Dr. Patti resigned with good cause upon the closing of the Merger and received an aggregate of $1,086,922 in cash severance benefits.

Mark P. Colonnese

Mark P. Colonnese ceased to be Executive Vice President and Chief Financial Officer and an employee of Aviragen upon the closing of the Merger. Under the terms of Mr. Colonnese’s employment agreement, in the event Mr. Colonnese’s employment was terminated by Mr. Colonnese for good reason (as defined in Mr. Colonnese’s employment agreement) or by Aviragen for any reason other than cause, death or disability, in either case, within 60 days prior to or one year after the consummation of a change in control, Aviragen would pay Mr. Colonnese, subject to Mr. Colonnese’s execution, delivery and nonrevocation of a release, a lump sum equal to the sum of (i) any earned but unpaid cash incentive compensation for the fiscal year immediately preceding the fiscal year in which such termination occurs; plus (ii) Mr. Colonnese’s base salary for 18 months; plus (iii) the product of one and a half times (1.5x) the cash incentive compensation paid to Mr. Colonnese in respect of the most recent fiscal year prior to the year in which such termination occurs, plus (iv) an amount equal to the present value of the premium payments that would be made by Aviragen if Mr. Colonnese were to continue to be covered under Aviragen’s group health, life and disability insurance for 18 months, which amount will be determined by Aviragen in its sole discretion. Mr. Colonnese resigned with good cause upon the closing of the Merger and received an aggregate of $565,116 in cash severance benefits.

Acceleration of Unvested Aviragen Equity Awards

All outstanding stock options held by Aviragen’s executive officers and directors were accelerated and fully vested in accordance with their terms upon the closing of the Merger and/or the termination of optionholders’ employment in connection therewith. Please see the section above titled “Outstanding Equity Awards at December 31, 2018” for information regarding stock options held by Dr. Patti and Mr. Colonnese.

401(k) Plan

Aviragen did not provide pension arrangements or post-retirement health coverage for its executive officers or employees. Aviragen’s executive officers and other eligible employees were eligible to participate in its 401(k) defined contribution plan. Aviragen made matching contributions to participants in the 401(k) plan in an amount equal to 25% of the employee’s deferral up to a maximum of 4% of an employee’s salary, subject to statutory limits.

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Vaxart maintains a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to each participant’s directions. Employees are immediately and fully vested in their own contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan. We make matching contributions to participants in the 401(k) plan annually in arrears in an amount equal to the employee’s deferral up to a maximum of 3% of the employee’s annual eligible earnings, which are immediately and fully vested.

Pension Benefits

The named executive officers did not participate in, or otherwise receive any benefits under any pension or retirement plan Vaxart or Aviragen sponsored during 2018.

Nonqualified Deferred Compensation

The named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by Vaxart or Aviragen 2018.

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Director Compensation

During 2018, our non-employee directors were compensated in the following manner under our director compensation program.

Annual and Meeting Fees. During 2018, our non-employee directors received the following cash compensation for their service on the board of directors and its committees:

•         $37,000 annual cash retainer;

•         $20,000 for the non-executive chairman of the board and $15,000 for lead director (if applicable);

•         $17,500 for the chair of the Audit Committee and $8,750 for each of its other members;

•         $12,500 for the chair of the Compensation Committee and $6,250 for each of its other members; and

•         $9,000 for the chair of the Nominating and Corporate Governance Committee and $4,500 for each of its other members.

•         $13,000 for the chair of the Aviragen Transactions Committee and $10,000 for each of its other members was paid in connection with and at the conclusion of the Merger.

Equity Awards. The Aviragen non-employee director equity compensation policy provided that each non-employee director would receive, upon the initial effective date of such director’s appointment, a stock option award to purchase 3,182 shares of Aviragen’s common stock under its 2016 Plan, 33% of which would vest on the first, second and third anniversary of the grant date. In addition each non-employee director would receive an annual award of options to purchase 1,818 shares of the Aviragen’s common stock under its 2016 Plan that will vest on the one year anniversary of the grant date.

The exercise price of all stock options granted to Aviragen directors was equal to the fair market value of Aviragen’s common stock on the date of the grant. As of the closing of the Merger, Aviragen’s non-employee directors held 14,888 unvested stock options and 92,745 vested stock options in the aggregate, with a weighted average exercise price of $34.93.

Since the closing of the Merger in February 2018, we have not granted any stock options to our directors.

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings solely among the non-employee directors.

Director Compensation — 2018

The following table provides director compensation information for each of the non-employee directors of the Aviragen board of directors serving from January 1, 2018 until their resignation in connection with the closing of the Merger in February 2018:

Name	Fees Earned or Paid in Cash	Total
Michael Dougherty	$6,345	$6,345
Russell Plumb	6,955	6,955
Armando Anido	6,040	6,040
Michael W. Dunne, M.D.	5,064	5,064

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The following table provides director compensation information for each of our non-employee directors, including the non-employee directors of Aviragen who continued to serve on our board of directors following the closing of the Merger:

Name	Fees Earned or Paid in Cash	Total
Geoffrey F. Cox, Ph.D	$42,804	$42,804
Michael J. Finney, Ph.D.	40,158	40,158
Jan Leschly(1)	34,878	34,878
Richard J. Markham	61,006	61,006
John P. Richard	51,776	51,776
Anne M. VanLent	62,355	62,355

(1)       Resigned as a member of the board of directors in November 2018.

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Transactions With Related Parties

Related-Party Transaction policy and Procedures

We have adopted a written Related Party Transaction Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related party transactions.” For purposes of our policy only, a “related party transaction” is a transaction, arrangement or relationship (including indebtedness or a guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we and any “related party” are, were or will be participants involving an amount that exceeds $120,000 and in which any “related party” has a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related party are not covered by this policy. A related party is any executive officer, director, nominee to become a director or more than 5% stockholder of us, including any of their immediate family members, and any entity owned or controlled by such persons.  We describe below such transactions or series of similar transactions to which we have been or were a party since January 1, 2017.

Under the policy, where a transaction has been identified as a related party transaction, management must present information regarding the proposed related party transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether any alternative transactions were available. To identify related party transactions in advance, we rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related party transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related  party is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related party transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

Indemnity Agreements

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Offer Letters

We have entered into offer letters, employment agreements and change in control arrangements with our executive officers.  For more information regarding these agreements, see “Executive Compensation— Employment and Change in Control Arrangements.”

Equity Grants

We have granted stock options to our executive officers and certain members of our board of directors.  For a description of our executive officers’ options, see “Executive Compensation—Outstanding Equity Awards at December 31, 2018.” There were no awards to non-employee directors in 2018.

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Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Vaxart stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

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Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Wouter W. Latour, M.D.

Secretary

            , 2019

A copy of Vaxart’s Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2018 is available without charge upon written request to: Secretary, Vaxart, Inc., 290 Utah Ave., Suite 200, South San Francisco, California 94080.

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Exhibit A

Vaxart, Inc.

2019 Equity Incentive Plan

Adopted by the Board of Directors:  February 26, 2019
Approved by the Stockholders:                     , 2019

1.                  General.

(a)               Eligible Award Recipients.  Employees, Directors and Consultants are eligible to receive Awards.

(b)               Available Awards.  The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c)                Purpose.  The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.                  Administration.

(a)               Administration by Board.  The Board will administer the Plan.  The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)               Powers of Board.  The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                 To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)               To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards.  The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)             To settle all controversies regarding the Plan and Awards granted under it.

(iv)             To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v)               To suspend or terminate the Plan at any time.  Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

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(vi)             To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law.  If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii)           To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.

(viii)         To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.  Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)             Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)               To adopt such rules, procedures and sub-plans related to the operation and administration of the Plan as are necessary or appropriate under local laws and regulations to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement made to ensure or facilitate compliance with the laws or regulations of the relevant foreign jurisdiction).

(xi)             To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

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(c)                Delegation to Committee.

(i)                 General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable).  Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable).  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)               Rule 16b-3 Compliance.  The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)               Delegation to an Officer.  The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself.  Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority.  The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e)                Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.                  Shares Subject to the Plan.

(a)               Share Reserve.

(i)                 Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 1,600,000 shares (the “Share Reserve”).

(ii)               For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan.  As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iii)             Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)               Reversion of Shares to the Share Reserve.  If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.  If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan.  Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

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(c)                Incentive Stock Option Limit.  Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be will be a number of shares of Common Stock equal to three (3) multiplied by the Share Reserve.

(d)               Limitation on Compensation of Non-Employee Directors.  The maximum number of shares of Common Stock subject to Stock Awards granted under this Plan or otherwise during any one year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such year for service on the Board, will not exceed U.S. $600,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $750,000.

(e)                Source of Shares.  The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.                  Eligibility.

(a)               Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code).  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)               Ten Percent Stockholders.  A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.                  Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate.  All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)               Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b)               Exercise Price.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted.  Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.  Each SAR will be denominated in shares of Common Stock equivalents.

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(c)                Purchase Price for Options.  The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below.  The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment.  The permitted methods of payment are as follows:

(i)                 by cash, check, bank draft or money order payable to the Company;

(ii)               pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)             by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)             if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.  Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)               in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)               Exercise and Payment of a SAR.  To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike priceof the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date.  The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)                Transferability of Options and SARs.  The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine.  In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

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(i)                 Restrictions on Transfer.  An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant.  The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable laws or regulations.  Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)               Domestic Relations Orders.  Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2) or comparable non-U.S. law.  If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)             Beneficiary Designation.  Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company or to any third party designated by the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.  In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate or the Participant’s legal heirs will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)                 Vesting Generally.  The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal.  The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options or SARs may vary.  The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)               Termination of Continuous Service.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date which occurs three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)               Extension of Termination Date.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.  In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of the period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

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(i)                 Disability of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date which occurs 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)                 Death of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement.  If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)               Termination for Cause.  Except as explicitly provided otherwise in the applicable Award Agreement or other written agreement between the Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.  If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l)                 Non-Exempt Employees.  If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.  To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.                  Provisions of Stock Awards other than Options and SARs.

(a)               Restricted Stock Awards.  Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate.  To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board.  The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical.  Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

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(i)                 Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)               Vesting.  Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)             Termination of Participant’s Continuous Service.  If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)             Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)               Dividends.  A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)               Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate.  The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical.  Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)                 Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award.  The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)               Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)             Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)             Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

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(v)               Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)             Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)                Performance Awards.

(i)                 Performance Stock Awards.  A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Stock Award may but need not require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion.  In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)               Performance Cash Awards.  A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Cash Award may also require the completion of a specified period of Continuous Service.  At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion.  The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)             Board Discretion.  The Board retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(d)               Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6.  Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.                  Covenants of the Company.

(a)               Availability of Shares.  The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

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(b)               Compliance with Law.  The Company will seek to obtain from each regulatory commission or agency, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan or other securities or applicable laws, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable law.

(c)                No Obligation to Notify or Minimize Taxes.  The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner or tax treatment of exercising such Stock Award.  Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.                  Miscellaneous.

(a)               Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b)               Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.  In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)                Stockholder Rights.  No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)               No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.  Furthermore, to the extent the Company is not the employer of a Participant, the grant of an Award will be not establish an employment or other service relationship between the Company and the Participant.

(e)                Change in Time Commitment.  In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award.  In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

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(f)                 Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds U.S. $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)               Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)               Withholding Obligations.  Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and non-U.S. federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that (A) no shares of Common Stock are withheld with a value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Stock Award as a liability for financial accounting purposes) ), and (B) with respect to an Award held by any Participant who is subject to the filing requirements of Section 16 of the Exchange Act, any such share withholding must be specifically approved by the Compensation Committee as the applicable method that must be used to satisfy the tax withholding obligation or such share withholding procedure must otherwise satisfy the requirements for an exempt transaction under Section 16(b) of the Exchange Act; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.

(i)                 Electronic Delivery.  Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)                 Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code.  Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company.  The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

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(k)               Compliance with Section 409A of the Code.  Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code.  If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement.  Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l)                 Clawback/Recovery.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9.                  Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)               Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.  The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)               Dissolution or Liquidation.  Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)                Corporate Transaction.  The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.  In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

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(i)                 arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)               arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)             accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), which exercise is contingent upon the effectiveness of such Corporate Transaction with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction

(iv)             arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)               cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)             make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount (or value of property per share) payable to holders of Common Stock in connection with the Transaction, over (B) the per share exercise price under the applicable Stock Award, multiplied by the number of shares subject to the Stock Award.  For clarity, this payment may be zero (U.S. $0) if the amount per share (or value of property per share) payable to the holders of the Common Stock is equal to or less than the exercise price of the Stock Award.  In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Transaction may apply to such payment to the holder of the Stock Award to the same extent and in the same manner as such provisions apply to the holders of Common Stock.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d)               Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.              Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time.  No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the Adoption Date, or (ii) the date the Plan is approved by the stockholders of the Company.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.              Existence of the Plan.

The Plan will become effective on the Effective Date.

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12.              Choice of Law.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.              Definitions.  As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)               “Adoption Date” means the date the Plan is adopted by the Board.

(b)               “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act.  The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)                “Award” means a Stock Award or a Performance Cash Award.

(d)               “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e)                “Board” means the Board of Directors of the Company.

(f)                 “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(g)               “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h)               “Cause”  will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States, any state thereof, or any applicable foreign jurisdiction; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any Affiliate or of any statutory duty owed to the Company or any Affiliate; (iv)  such Participant’s unauthorized use or disclosure of the Company’s or any Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion.  Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i)                 “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

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(i)                 any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)               there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)             there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)             individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.  To the extent required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).  The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(j)                 “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k)               “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l)                 “Common Stock” means the common stock of the Company, having one vote per share.

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(m)             “Company” means Vaxart, Inc., a Delaware corporation.

(n)               “Consultant”means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.  Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(o)               “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.  Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.  In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(p)               “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                 a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)               a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii)             a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)             a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

                If required for compliance with Section 409A of the Code, in no event will a Corporate Transaction be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(q)                “Director” means a member of the Board.

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(r)                “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s)                “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2019, provided this Plan is approved by the Company’s stockholders at such meeting.

(t)                  “Employee” means any person employed by the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u)               “Entity” means a corporation, partnership, limited liability company or other entity.

(v)               “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w)              “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x)               “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                 If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)               Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)             In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y)               “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z)                 “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

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(aa)           “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc)            “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd)           “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant.  Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee)            “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff)              “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(gg)           “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant.  Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(hh)            “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii)               “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(jj)              “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(kk)           “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll)               “Performance Criteria” means the one or more criteria that the Board or Committee (as applicable) will select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board or Committee (as applicable): (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) subscriber satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) the number of subscribers, including but not limited to unique subscribers; (34) employee retention; and (35) other measures of performance selected by the Board.

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(mm)       “Performance Goals” means, for a Performance Period, the one or more goals established by the Board or Committee (as applicable) for the Performance Period based upon the Performance Criteria.  Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  Unless specified otherwise by the Board or Committee (as applicable) (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board or Committee (as applicable) will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board or Committee (as applicable) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(nn)           “Performance Period” means the period of time selected by the Board or Committee (as applicable) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award.  Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or Committee (as applicable).

(oo)           “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp)           “Plan” means this Vaxart, Inc. 2019 Equity Incentive Plan, as it may be amended.

(qq)           “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr)            “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant.  Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ss)             “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

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(tt)              “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant.  Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(uu)           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv)           “Securities Act” means the Securities Act of 1933, as amended.

(ww)        “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx)           “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(yy)           “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(zz)            “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant.  Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(aaa)       “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(bbb)       “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

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Exhibit B

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
VAXART, INC.

Vaxart, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: The name of Corporation is Vaxart, Inc.

SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Restated Certificate of Incorporation as follows:

The first sentence in Article FOURTH shall be deleted and the following paragraphs shall be inserted in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 105,000,000 shares consisting of

a)     5,000,000 shares of Preferred Stock, par value $0.10 per share, and

b)     100,000,000 shares of Common Stock, par value $0.10 per share.”

THIRD: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of the Page Intentionally Left Blank]

B-1

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chief Executive Officer this        day of            , 2019.

VAXART, INC.

By:
Name: Wouter W. Latour, M.D. Title: President and Chief Executive Officer

B-2

VAXART, INC.
290 UTAH AVE, SUITE 200
SOUTH SAN FRANSCISCO, CA 94080

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/22/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Geoffrey F. Cox, Ph.D. 02 John P. Richard 03 Anne M. VanLent 04 Wouter W. Latour, M.D. 05 Michael J. Finney, Ph.D
06 Richard J. Markham

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting Yes ☐ No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000401078_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

VAXART, INC.
Annual Meeting of Shareholders
April 23, 2019 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Wouter W. Latour, M.D. with full power of substitution and power as proxy to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Vaxart, Inc., to be held on Tuesday, April 23, 2019 at 9:00 a.m. local time at the offices of Vaxart, Inc. located at 395 Oyster Point Blvd., 1st floor conference room, South San Francisco, California 94080 and any adjournments or postponements thereof, as follows:

This proxy when properly executed will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000401078_2 R1.0.1.18